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                                                                       EXHIBIT 1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-81011) of JP Foodservice, Inc. of our report dated June 18, 1998 appearing on page 1 of the Financial Statements of the JP Foodservice, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 1997 included in this Form 11-K.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Hartford, Connecticut
June 23, 1998